Exhibit 10.3

      DESCRIPTION OF BADRIA ALHUSSIN VERBAL AGREEMENT WITH NIMTECH CORP.,

BADRIA ALHUSSIN, the sole officer and director of NIMTECH CORP. (the "Company") has verbally agreed to loan the Company funds necessary to complete the registration process on Form S-1. The loan is unsecured and does not bear interest nor have a maturity date or a repayment provision or other terms and conditions.


/s/ Badria Alhussin
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Badria Alhussin